UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(D) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 31, 2008
AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION V LLC
on behalf of
AMERICAN EXPRESS ISSUANCE TRUST
(as Originator of the American Express Issuance Trust)
(Exact Name of registrant as Specified in Charter)

Delaware	333-130522	20-2007139
(State or Other	(Commission File	(I.R.S.
Jurisdiction of	Number)	Employer
Incorporation or		Identification
Organization)		Number)
200 Vesey Street
Mail Stop 01-31-12
New York, New York 10285
(212) 640-2000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01.	On April 3, 2008, American Express Issuance Trust expects to issue Class A Floating Rate Asset Backed Notes, Series 2008-1, Class B Floating Rate Asset Backed Notes, Series 2008-1 and Class C Floating Rate Asset Backed Notes, Series 2008-1 (the “Notes”).

A Copy of the opinion of American Express Receivables Financing Corporation V LLC with respect to legality of the Notes and a copy of the opinion of Orrick, Herrington & Sutcliffe LLP with respect to certain federal tax matters, together with related consents of American Express Receivables Financing Corporation V LLC and Orrick, Herrington & Sutcliffe LLP to the incorporation by reference of such opinions as exhibits to the Registration Statement, are filed as Exhibits to this Report.
Item 9.01.
(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits: The following are filed as Exhibits to this Report:

Exhibit
Number

5.1	Opinion of American Express Receivables Financing Corporation V LLC with respect to legality.

8.1	Opinion of Orrick, Herrington & Sutcliffe LLP with respect to certain tax matters.

23.1	Consent of American Express Receivables Financing Corporation V LLC (included in opinion filed as Exhibit 5.1).

23.2	Consent of Orrick, Herrington & Sutcliffe LLP (included in opinion filed as Exhibit 8.1).

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

American Express Receivables Financing Corporation V LLC,
as originator of the Trust and Co-Registrant and as Transferor on behalf of the Trust as Co-Registrant

By:	/s/ Maureen Ryan

Name:	Maureen A. Ryan
Title:	Vice President and Treasurer

EXHIBIT INDEX
Exhibit 5.1
Opinion of American Express Receivables Financing Corporation V LLC with respect to legality.
Exhibit 8.1
Opinion of Orrick, Herrington & Sutcliffe LLP with respect to certain tax matters.
Exhibit 23.1
Consent of American Express Receivables Financing Corporation V LLC (included in opinion filed as Exhibit 5.1).
Exhibit 23.2
Consent of Orrick, Herrington & Sutcliffe LLP (included in opinion filed as Exhibit 8.1).